                                                                    Exhibit 4




                         AMERIQUEST TECHNOLOGIES, INC.

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                  (Unaudited)


                                 March 31, 1997

                     (Dollars in thousands, except shares)


                                                     AmeriQuest           CMS               Pro Forma              Pro Forma
                                                    Technologies        Division           Adjustments             Combined
                                                    ------------        --------           -----------             ---------
                            ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.....................    $   1,920                                                      $   1,920

  Accounts receivables, less allowance for
    doubtful accounts...........................       36,594             (3,332)                                     33,262
  Inventories, net of valuation allowance.......       25,640             (1,341)                                     24,299
  Prepaid and other current assets..............        1,302                (21)                                      1,281
                                                    ---------            -------              ----                 ---------
        Total current assets....................       65,456             (4,694)                0                    60,762
                                                    ---------            -------              ----                 ---------

  Property and equipment, net...................        1,493               (322)                                      1,171
  Intangible assets, net of accumulated
     amortization...............................            0                  0                                           0
  Other assets..................................        1,076               (101)                                        975
                                                    ---------            -------              ----                 ---------
        Total assets............................    $  68,025            $(5,117)             $  0                 $  62,908
                                                    =========            =======              ====                 =========

        LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Lines of Credit...............................       69,096                                                         69,096
  Accounts payable..............................       29,666             (1,490)                                     28,176
  Other current liabilities.....................       16,034             (1,227)                                     14,807
                                                    ---------            -------              ----                 ---------
        Total current liabilities...............      114,796             (2,717)                0                   112,079
                                                    ---------            -------              ----                 ---------

Long term obligations...........................        1,257                --                                        1,257
                                                    ---------            -------              ----                 ---------
        Total liabilities.......................      116,053             (2,717)                0                   113,336
                                                    ---------            -------              ----                 ---------

STOCKHOLDERS' DEFICIT
  Common stock, $.01 par value, authorized
    200,000,000 shares; issued and
    outstanding 66,881,906 as of
    March 31, 1997..............................          669                                                            669
  Additional paid-in capital....................      111,145                                                        111,145
  Accumulated deficit...........................     (159,842)            (2,400)                                   (162,242)
                                                    ---------            -------              ----                 ---------
         Total stockholders' deficit............      (48,028)            (2,400)                0                   (50,428)
                                                    ---------            -------              ----                 ---------
         Total liabilities and stockholders'
           deficit..............................    $  68,025            $(5,117)             $  0                 $  62,908
                                                    =========            =======              ====                 =========


                         AMERIQUEST TECHNOLOGIES, INC.

            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                                  (Unaudited)

                        SIX MONTHS ENDED MARCH 31, 1997
                             (Dollars in thousands)

                                                   AmeriQuest      CMS       Pro Forma     Pro Forma
                                                  Technologies   Division   Adjustments    Combined
                                                  ------------   --------   -----------   -----------
Net sales.......................................  $   164,624    $(14,064)                    150,560
Cost of sales...................................      155,112      (9,618)                    145,494
                                                  -----------    --------      -----      -----------
     Gross profit...............................        9,512      (4,446)         0            5,066

Operating Expenses:
  Selling, general and administrative...........       21,916      (3,966)                     17,950
  Depreciation and amortization.................        1,640         (28)                      1,612
  Restructuring, asset impairment and
     relocation costs...........................       20,437           0                      20,437
                                                  -----------    --------      -----      -----------
     Loss from operations.......................      (34,481)       (452)         0          (34,933)

Interest expense................................        2,341                   (141)           2,200
                                                  -----------    --------      -----      -----------
     Net loss...................................  $   (36,822)   $   (452)     $ 141      $   (37,133)
                                                  ===========    ========      =====      ===========
Net loss per common share and common stock
  equivalent....................................  $     (0.55)   $   0.01                 $     (0.56)
                                                  ===========    ========                 ===========
Common and common equivalent shares
  outstanding:
  Weighted average shares outstanding...........   66,881,906                              66,881,906
                                                  ===========                             ===========

                         AMERIQUEST TECHNOLOGIES, INC.

            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                                  (Unaudited)

                         YEAR ENDED SEPTEMBER 30, 1996
                             (Dollars in thousands)

                                                    AmeriQuest      CMS       Pro Forma    Pro Forma
                                                   Technologies   Division   Adjustments    Combined
                                                   ------------   --------   -----------   ----------
Net sales........................................  $   424,708    $(22,911)                   401,797
Cost of sales....................................      401,165     (16,739)                   384,426
                                                   -----------    --------      -----     -----------
     Gross profit................................       23,543      (6,172)         0          17,371

Operating Expenses:
  Selling, general and administrative............       45,998      (5,196)                    40,802
  Intangible Writeoff............................                                                   0
  Restructuring costs............................        6,400           0                      6,400
                                                   -----------    --------      -----     -----------
     Loss from operations........................      (28,855)       (976)         0         (29,831)

Interest expense.................................        4,754                   (229)          4,525
                                                   -----------                  -----     -----------
     Net loss....................................  $   (33,609)   $   (976)     $ 229     $   (34,356)
                                                   ===========    ========      =====     ===========
Net loss per common share and common stock
  equivalent.....................................  $     (0.76)   $  (0.02)     $0.00     $     (0.78)
                                                   ===========    ========      =====     ===========
Common and common equivalent shares
  outstanding:
  Weighted average shares outstanding............   44,208,983                             44,208,983
                                                   ===========                            ===========